UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 12, 2007

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2007, Nautilus, Inc. (the “Company”) and its subsidiary DashAmerica, Inc. entered into a First Amendment and Waiver to Credit Agreement (the “Amendment”) in respect of the Credit Agreement dated as of February 14, 2007 among Bank of America, N.A. in its capacity as Administrative Agent and the lenders party thereto.

Pursuant to the Amendment, the lenders under the credit facility agreed to waive defaults of the financial covenants under the Credit Agreement through the end of 2007. The applicable margin on borrowings was increased: (i) with respect to Eurodollar Rate loans, to 2.00% per annum, (ii) with respect to Base Rate loans, to 0.50% per annum, and (iii) with respect to Swing Line loans, to 0.50% per annum. Additionally, effective as of January 1, 2008, the maximum amount of the credit line will be restricted to $75,000,000 unless the Company’s consolidated EBITDA is at least $32,500,000 for each of the two most recently ended four fiscal quarter periods, measured from the most recently ended quarterly period.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 18, 2007, Nautilus, Inc. issued a press release announcing third quarter 2007 preliminary earnings results and announcing earnings estimates for the fourth quarter of 2007. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 12, 2007 the Company committed to reduce its workforce by about 140 positions. The Company took this action to improve operating margins in a period of lower-than-expected sales. In conjunction with these actions, the Company currently expects to incur restructuring-related charges of approximately $0.8 million pre-tax related to one-time employee termination benefits consisting primarily of severance and related fringe benefits. The Company expects the $0.8 million to result in short-term cash outlays.

The Company is unable to provide a good faith estimate of the other costs associated with the announced restructuring activities. The Company will file an amended report on Form 8-K under this Item 2.05 at such time as such determination is made.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Form 8-K, in particular regarding the anticipated costs of the Company’s restructuring actions described above, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by the words

“expects to,” “currently expects” and similar expressions. Actual events or results may differ materially from such forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The Company issued a press release on October 12, 2007 regarding the reduction in its workforce. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Nautilus, Inc. Press Release dated October 18, 2007

99.2	Nautilus, Inc. Press Release dated October 12, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

By:	/s/ William D. Meadowcroft
William D. Meadowcroft
Chief Financial Officer, Secretary and Treasurer

October 18, 2007

(Date)